Exhibit 99.1

Media contacts:	Investor contacts:

Judi Frost Mackey, +1 212 632 1428	Michael J. Castellano, +1 212 632 8262
judi.mackey@lazard.com	Chief Financial Officer

Richard Creswell, +1 44 207 187 2305	Investor Relations, +1 212 632 2685
richard.creswell@lazard.com	or 1 877 266 8601(US only)
investorrelations@lazard.com

LAZARD NAMES KENNETH M. JACOBS

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

NEW YORK, November 17, 2009 – Lazard Ltd (NYSE: LAZ) today announced that its Board of Directors has appointed Kenneth M. Jacobs, age 51, as Chairman of the Board of Directors and Chief Executive Officer, effective immediately. Mr. Jacobs, formerly Chief Executive Officer of Lazard North America, succeeds Lazard Chairman and CEO Bruce Wasserstein, age 61, who passed away October 14, 2009.

The Lazard Board of Directors stated: “Bruce Wasserstein was an extraordinary leader for the firm and an iconic figure for the industry. We are grateful for all that he accomplished, particularly over the past five years since Lazard’s IPO. Lazard now has the strongest depth and breadth of talent, globally, that it has had in its 161-year history.”

The Board of Directors continued: “We unanimously selected Mr. Jacobs based on the balance of his vision, intellect and dynamism, his creativity building new businesses, his skills as a trusted advisor, collaborator and team leader, as well as his track record of client focus, growth, and operational excellence. We are confident that Mr. Jacobs will continue to successfully grow the firm, building on its enduring strategy of independence and intellectual capital, and will bring value to its clients, employees and shareholders.”

“I enjoyed working with Bruce immensely as we and our colleagues united to transform the firm,” said Mr. Jacobs. “Together, with our leadership and colleagues in both the Financial Advisory and Asset Management businesses in Europe, the US and around the world, we have built an incomparable team of talent, and have unified Lazard into a cohesive, global firm focused on providing premium strategic financial advice and superior asset management solutions for our clients. We also have set our businesses on a strategic direction for growth and long-term value for our shareholders and our employees. We will continue to run our two businesses of Financial Advisory and Asset Management independently as we always have. I look forward to working with our global leadership team and all of my colleagues in Europe, the US and around the world in continuing the strategy that Bruce Wasserstein and our team developed.”

Steven J. Golub, age 63, who recently served as Interim Chief Executive Officer, will continue as Vice Chairman of Lazard and Chairman of its Financial Advisory group. “We are indebted to Steve Golub for all that he has done, particularly during this difficult time,” said the Board. “His contributions to Lazard have been extraordinary and we will continue to benefit from his deep understanding of the firm.”

“Steve Golub is a great partner, is tirelessly and selflessly dedicated to the firm, and is an outstanding banker who has worked on many of the highest profile and complex transactions with which Lazard has been involved,” said Mr. Jacobs. “I am delighted that he will continue to play a senior and critical role here going forward.”

Lazard announced that Ashish Bhutani, age 49, and Gary W. Parr, age 52, will be named to the Lazard Board of Directors and as Vice Chairmen of Lazard, effective January 4, 2010. Ashish Bhutani will continue as Chief Executive of Lazard Asset Management, and will continue to oversee Lazard’s Asset Management activities on a global basis.

“Asset Management is a critical business for the firm. Mr. Bhutani will bring us an important level of strategic vision, knowledge and perspective of that business,” added the Board of Directors. “Mr. Parr, who is among the world’s preeminent bankers, will provide us with direct knowledge of financial services, which is essential in the constantly changing global financial services environment.”

Additionally, Steven J. Heyer, age 57, a Director since Lazard’s IPO in 2005, has been named as Lead Director, a new board position, effective immediately.

The firm announced that Antonio Weiss, age 43, has been appointed Global Head of Investment Banking. Mr. Jacobs will work in partnership with Mr. Weiss and Alex Stern, age 43, who was recently named Chief Operating Officer, and the existing banking leadership in Europe and the US.

Biographical information for Kenneth Jacobs is attached.

About Lazard

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 39 cities across 24 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating back to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements.” In some cases, you can identify these statements by forward-looking words such as“may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our belief regarding future results, many of which, by their nature, are inherently uncertain and outside of our control. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also disclosed from time to time in reports on Forms 10-Q and 8-K including the following:

•	A decline in general economic conditions or the global financial markets;

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure.

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Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various hedge funds and mutual funds and other investment products managed by Lazard Asset Management LLC and its subsidiaries. Monthly updates of these funds will be posted to the Lazard Asset Management website (www.lazardnet.com) on the third business day following the end of each month. Investors can link to Lazard and its operating company websites through www.lazard.com.

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Biographical Information

Kenneth M. Jacobs, age 51, has served as Chairman and Chief Executive of Lazard since November 17, 2009. Mr. Jacobs joined Lazard in 1988, was named a Partner in 1991 and has been a Deputy Chairman of Lazard since January 1, 2002. Mr. Jacobs has been a highly involved and critical member of Lazard’s global leadership team, most recently as the head of North America since 2002, and has been intimately involved with the firm’s vision, strategy and success.

In his role as Head of North America, he has focused on enhancing the firm’s business by entering into new markets, building talent in sectors, such as power and energy, technology and healthcare, and adding new practices, such as restructuring, strategic capital structure advice and private fund advisory. He also has expanded the firm’s Financial Advisory business through an acquisition in the US Middle Market, and opened new offices in Boston, Houston, Washington, DC, among others.

Mr. Jacobs has extensive experience advising clients on transactions across a range of industries. Most recently, he has led teams on a number of high profile and complex transactions for such clients as: GlaxoSmithKline, Haas Family Trusts, IBM, IMS Health, L’Oreal and Medco Health Solutions, among others.